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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 28, 2005


                             Southwest Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


       Oklahoma                         0-23064                 73-1136584
(State or other jurisdiction   (Commission file number)       (IRS Employer
    of incorporation)                                             Number)


                608 South Main Street, Stillwater, Oklahoma 74074
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (405) 372-2300

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.04  Triggering Events that Accelerate or Increase a Direct Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Item 7.01  Regulation FD Disclosure

         On April 28, 2005, Southwest Bancorp, Inc. (the "Company"), pursuant to the provisions of the Indenture, dated as of June 4, 1997 between the Company and U.S. Bank, National Association, as Trustee (as successor to State Street Bank and Trust Company), relating to the Company's 9.30% Subordinated Debentures, due 2027 (the "Debentures"), issued to SBI Capital Trust, gave notice of its intention to redeem, on June 24, 2005 (the "Redemption Date"), all of the $25,786,500 aggregate principal amount of Debentures issued to SBI Capital Trust. The price at which the Debentures will be redeemed is 100% of the principal amount thereof, plus interest from the most recent interest payment date to the date of redemption, or $25,786,500 in aggregate principal, plus approximately $360,000 in aggregate unpaid interest.

         In accordance with the Amended and Restated Declaration of Trust, dated as of June 4, 1997 among the Company, US Bank National Association, as Property Trustee (as successor to State Street Bank and Trust Company), Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees therein named (the "Declaration"), relating to the 9.30% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by SBI Capital Trust, the redemption of the Debentures will result in the automatic redemption on the Redemption Date of all of the 1,000,500 Preferred Securities issued by SBI Capital Trust at the redemption price of $25 per Preferred Security, plus accrued and unpaid distributions to the Redemption Date, and all of the 30,960 outstanding common securities of SBI Capital Trust, $25 liquidation amount per common security, which are owned by the Company. The aggregate redemption price for the Preferred Securities and the Common Securities is equal to the aggregate redemption price of the Debentures.

         Following the redemption, the Company's capital ratios will continue to comply with all applicable regulatory capital requirements and the capital ratios of the Company's banking subsidiaries will continue to be "well capitalized" for regulatory purposes. On April 28, 2005, the Company issued a press release announcing the redemption of the Trust Preferred Securities issued by SBI Capital Trust. The press release announcing the redemption is attached hereto as Exhibit 99 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information. Not Applicable.

(c) Exhibits.

         99       Press Release dated April 28, 2005


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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SOUTHWEST BANCORP, INC.



                                         By:  /s/ Rick Green
                                            -----------------------------------
                                            Rick Green, President,
                                            Chief Executive Officer

Dated: April 28, 2005